Exhibit 99.1
Corporate Contact:
Shaul Menachem
Chief Executive Officer
Limco-Piedmont Inc.
918-445-4300
LIMCO-PIEDMONT INC. REPORTS RESULTS
FOR THE QUARTER ENDED JUNE 30, 2008
Tulsa, Oklahoma, August 14, 2008 — Limco-Piedmont Inc. (Nasdaq: LIMC) today announced that revenues for the three months ended June 30, 2008 were $17.7 million, a decrease of $365,000 from $18.1 million for that same period last year. Revenues for the six months ended June 30, 2008 were $34.8 million a decrease of $3.5 million from $38.3 million for the same period last year. Parts service revenues were favorably impacted during the six month period ended June 30, 2007 by a one-time sale to Viva Aerobus of $2.7 million.
Revenues from our two principal lines of business for the three and six-month periods June 30, 2008 and 2007 were as follows:

	Three Months Ended June 30,				Six Months Ended June 30,
	2008		2007		2008		2007
		% of		%		% of		% of
		Total		of Total		Total		Total
	Revenues	Revenues	Revenues	Revenues	Revenues	Revenues	Revenues	Revenues
	(Revenues in thousands)
Revenues:
MRO Services	$13,225	74.8%	$12,606	69.90%	$26,210	75.30%	$25,046	65.50%
Parts services	4,452	25.20%	5,436	30.10%	8,587	24.70%	13,209	34.50%

Total revenues	$17,677	100.00%	$18,042	100.00%	$34,797	100.00%	$38,255	100.00%

Our operating income decreased by $2.1 million, to $722,000 for the three months ended June 30, 2008 from $2.8 million for the three months ended June 30, 2007. Our operating income decreased by $3.1 million, to $2.1 million for the six months ended June 30, 2008 from $5.2 million for the six months ended June 30, 2007. Sales revenues from parts were favorably impacted during the six month period ended June 30, 2007 by a one-time sale to Viva Aerobus of $2.7 million.
General and administrative expenses decreased as a result of decreased professional fees and the absence of a phantom stock expense for the company’s CEO, that was recorded during the three and six months ended June 30, 2007. Non-cash compensation expense was favorably impacted by approximately $71,000 resulting from the cancellation of options for terminated employees for the three and six months ended June 30, 2008 and included in general and administrative expenses during the second quarter of 2008.
Net income for the three month period ended June 30, 2008 was $608,000, or $0.05 per basic and diluted share compared with $1.6 million or $0.17 per basic and diluted share in the period ended June 30, 2007.
Net income for the six month period ended June 30, 2008 was $1.6 million, or $0.12 per basic and diluted share compared with $3.0 million or $0.33 per basic and diluted share in the period ended June 30, 2007.
We ended the quarter with $8.8 million in cash and cash equivalents and $21.6 million in short-term investments.

Shaul Menachem, Chief Executive Officer, commented: “The second quarter of 2008 saw encouraging revenue growth in our core MRO businesses that was offset by the decline associated with volatility in our parts logistics business. At LIMCO, we continued to improve our operational performance and booked significant new backlog. At Piedmont, we booked the first revenue on new Landing Gear business closed in Q1 and completed the scheduled certification milestones for developing new capability for our APU product line. The new leadership brought on in Q1 has focused on operational excellence leading to significant improvement in turn times and on-time delivery. We also made important improvements in key processes that will continue to improve service and financial performance.
Mr. Menachem concluded by saying, “Overall we are encouraged by Q2 results and the stage has been set for improved performance going forward. We secured important new business and improved our ability to profitably deliver the balance of 2008 business. The booked business and growth opportunities we see for 2009 and beyond are also encouraging. We are excited by the prospects for growth and are prepared to deliver.”
About Limco — Piedmont Inc.
Limco-Piedmont Inc. provides maintenance, repair and overhaul, or MRO, services and parts supply services to the aerospace industry. Limco-Piedmont’s four Federal Aviation Administration certified repair stations provide aircraft component MRO services for airlines, air cargo carriers, maintenance service centers and the military. Limco-Piedmont specializes in MRO services for components of aircraft, such as heat transfer components, auxiliary power units, propellers, landing gear and pneumatic ducting. In conjunction with Limco-Piedmont’s MRO services, Limco-Piedmont is also an original equipment manufacturer of heat transfer equipment for airplane manufacturers and other related products. Limco-Piedmont’s parts services division offers inventory management and parts services for commercial, regional and charter airlines and business aircraft owners
Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, general business conditions in the airline industry, changes in demand for our services and products, the timing and amount or cancellation of orders, the price and continuity of supply of component parts used in our operations, and other risks detailed from time to time in Limco-Piedmont’s filings with the Securities Exchange Commission, including its Quarterly Report on Form 10-Q. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statement.
- Tables Follow -

LIMCO-PIEDMONT INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30,	December 31,
	2008	2007
ASSETS
Current Assets:
Cash and cash equivalents	$8,841	$5,039
Short-term investments	21,632	28,806

Accounts receivable (net of allowance for doubtful accounts of $127 and $140 at June 30, 2008 and December 31, 2007, respectively)	10,350	9,328
Inventories	20,492	16,391
Other accounts receivable and prepaid expenses	952	1,481

Total current assets	62,267	61,045

Property, plant and equipment, net	5,771	5,169
Intangible assets, net	1,492	1,709
Goodwill	4,780	4,780

Total assets	$74,310	$72,703

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payables	$5,026	$5,084
Cash in excess of bank balances	744	—
Parent company payables	1,952	1,762
Other accounts payable and accrued expenses	781	1,568

Total current liabilities	8,503	8,414

Long-Term Liabilities:
Deferred income taxes	404	404

Total liabilities	8,907	8,818

Shareholders’ Equity:
Common stock, $0.01 par value; 25,000 shares authorized, 13,205 and 13,205 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	132	132
Additional paid-in capital	49,134	49,004
Retained earnings	16,357	14,749
Accumulated other comprehensive income (loss)	(220)	—

Total shareholders’ equity	65,403	63,885

Total liabilities and shareholders’ equity	$74,310	$72,703

LIMCO-PIEDMONT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue
MRO services	$13,225	$12,606	$26,210	$25,046
Parts services	4,452	5,436	8,587	13,209

Total revenue	17,677	18,042	34,797	38,255

Cost and operating expenses
MRO services	11,154	8,519	20,778	16,877
Parts services	3,588	3,790	6,894	10,814
Selling and marketing	660	662	1,426	1,302
General and administrative	1,444	2,132	3,354	3,839
Amortization of intangibles	109	118	218	236

Operating income	722	2,821	2,127	5,187

Other income (expense)
Interest income	224	217	396	271
Interest expense	—	(384)	—	(541)

Total other income (expense)	224	(167)	396	(270)

Income before taxes	946	2,654	2,523	4,917

Provision for income taxes	338	1,089	915	1,942

Net income	$608	$1,565	$1,608	$2,975

Basic and diluted net income per share	$.05	$0.17	$.12	$0.33

Basic and diluted shares outstanding	13,205	9,000	13,205	9,000